UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT

(DATE OF EARLIEST EVENT REPORTED)

October 27, 2006

ASTRO-MED, INC

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

COMMISSION FILE NUMBER               0-13200

RHODE ISLAND        05-0318215

STATE OR OTHER       IRS EMPLOYER

JURISDICTION OF       IDENTIFICATION

ORGANIZATION          NUMBER

600 EAST GREENWICH AVENUE, WEST WARWICK, RI 02893

(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES, INCLUDING ZIP CODE)

(401-828-4000)

(REGISTRANT’S TELEPHONE NUMBER, INCLUDING AREA CODE)

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On October 27, 2006, the Compensation Committee of the Board of Directors of Astro-Med, Inc. (the “Company”) approved the payment of cash bonuses to Albert W. Ondis, Chief Executive Officer of the Company, Everett V. Pizzuti, President and Chief Operating Officer of the Company, and Joseph P. O’Connell, Treasurer and Chief Financial Officer of the Company, in the amounts of $397,422, $162,578 and $20,000 respectively. These bonuses were approved in connection with the aforementioned officers’ efforts in consummating the sale of the Corporation’s facility located in Braintree, Massachusetts (previously disclosed by the Company in its current report on Form 8-K filed with the Securities and Exchange Commission on September 21, 2006) and the successful relocation of the Company’s operations formerly conducted at the Braintree facility.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

(c)	Exhibits

None

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned thereunto duly authorized.

DATE: October 30, 2006
ASTRO-MED, INC.
By:	/s/ Joseph P. O’Connell

____________________________________

Joseph P. O’Connell

Vice President and Treasurer Chief Financial Officer